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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use and incorporation by reference in this Registration Statement of Presidential Life Corporation and subsidiaries on Form S-3 of our reports dated February 12, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and appearing in the Annual Report on Form 10-K of Presidential Life Corporation and subsidiaries for the year ended December 31, 1997, which is incorporated by reference in the Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus.

                                          DELOITTE & TOUCHE LLP

New York, New York

November 2, 1998